Exhibit 99.1
October 5, 2026
DFDV Preliminary Q3’26 Estimates Indicate Double-Digit SPS Growth and More Than 100% NAV Per Share Growth In Q3; SOL Treasury Growth Rises to 11% Since August 12
Continued purchases and organic accumulation drive approximately 11% growth in SOL holdings since the Company’s August 12 Earnings Update

Preliminary September 30 estimates indicate double-digit SPS growth and NAV per share growth of more than 100%, both measured from August 12

In Q3, SOL outperformed the Nasdaq-100 by 56%, and DFDV outperformed SOL by 1.5x over that same period

CHAD brings Digital Credit 2.0 to income investors: a 13% annual dividend rate supported by a productive SOL treasury

BOCA RATON, FL — October 5, 2026 — DeFi Development Corp. (Nasdaq: DFDV) (the "Company" or "DeFi Dev Corp."), the first U.S. public company with a treasury strategy built to accumulate and compound Solana ("SOL"), today announced that it has added approximately 26,203 SOL to its treasury since September 28, 2026, bringing total holdings to approximately 2,564,212 SOL and SOL equivalents worth $302M.

The latest increase brings total SOL and SOL equivalents growth to approximately 11% since the Company’s Q2 earnings report on August 12. With the recently established $300 million CHAD ATM providing an additional source of growth capital, the Company believes its SOL accumulation flywheel is continuing to gain momentum.

Preliminary Q3 Estimates: Per-Share Growth Metrics and Stronger Liquidity
Alongside continued accumulation, the Company expects to report substantial growth in its per-share metrics and a stronger balance sheet as of September 30, 2026. Based on preliminary estimates, the Company expects to report the following changes as of September 30, 2026, compared with August 12, 2026:

●Double-digit growth in SOL per share (“SPS”).
●More than 100% growth in net asset value (“NAV”) per share.
●Double-digit growth in total SOL and SOL equivalents.
●A reduction in notional SOL-denominated borrowings.
●More than 100% growth in cash and cash equivalents.

These preliminary estimates reflect roughly seven weeks of rapid progress in expanding the Company’s SOL treasury, increasing SOL exposure per common share, and strengthening liquidity.

“The DFDV ship is flying at lightning speed. We have continued buying SOL and have grown our treasury by 11% since August 12,” said Joseph Onorati, Chief Executive Officer of DeFi

Development Corp. “Those gains are adding up. We expect to report double digit growth in SOL per share and more than a doubling of NAV per share since our August update. Our focus remains on making each common share represent more SOL over time.”

The Company intends to continue accumulating SOL through disciplined capital deployment and organic treasury growth, while putting its holdings to work through staking and validator operations. Its capital allocation strategy remains focused on accretive growth for common shareholders alongside prudent management of liabilities and liquidity.

The anticipated September 30 metrics are preliminary, remain subject to finalization, and may differ from the Company’s final reported results. See the forward-looking statements and supplemental metric disclosures at the end of this press release.

CHAD: First Dividend Marks a Milestone in Digital Credit 2.0
On October 1, 2026, DFDV paid CHAD’s first dividend, marking a milestone for its Nasdaq-listed variable-rate preferred stock. CHAD currently carries a 13% annual dividend rate on its $10 stated amount, equivalent to $1.30 per share annually at the current rate, with dividend payments continuing each business day when declared.

With payments underway, the Company is focused on expanding investor awareness, market access, and liquidity as it works toward establishing CHAD at its $10 stated amount and scaling it as a source of capital for DFDV’s next phase of growth.

The Company views CHAD as Digital Credit 2.0: preferred equity supported by a productive treasury. Through staking and validator operations, DFDV’s SOL holdings generate recurring rewards and fees, providing an organic source of income to support dividend obligations. The Company continues to maintain ample dividend coverage, while additional SOL accumulation can expand the treasury’s earning capacity over time.

“CHAD is fuel for the DFDV engine and central to our next phase of growth,” said Joseph Onorati, Chief Executive Officer of DeFi Development Corp. “It opens our strategy to income investors and gives us another source of capital to accumulate SOL and expand the treasury’s earning power. Our focus now is on building investor awareness, deepening liquidity, and establishing CHAD at its $10 stated amount.”

“We see a significant opportunity to scale CHAD from here,” continued Onorati. “Trading at par would position us to raise additional perpetual capital on terms that support accretive growth for common shareholders, while offering CHAD holders a compelling income stream. That is the next phase we are working toward.”

Learn more about CHAD at www.defidevcorp.com/chad.

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About DeFi Development Corp.
DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is also an AI-powered online platform that connects the commercial real estate industry by providing value-add services and software subscriptions to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage. The Company’s data and software offerings are generally offered on a subscription basis as software as a service.

Forward Looking Statements and Metrics
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding expected September 30, 2026 metrics and growth in SPS, NAV per share, SOL holdings and cash balances; anticipated changes in borrowings and liquidity; future SOL accumulation and per-share accretion; capital raising and deployment, the anticipated issuance price of shares under the CHAD ATM program, the CHAD dividend rate, the declaration and payment of CHAD dividends, the intended use of proceeds, and the Company’s ability to expand its SOL treasury and increase revenue, and can be identified by words such as "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.
Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) a failure for the demand for SOL, or activity on the SOL network, to continue to develop and grow we anticipate or at all; (iii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iv) the effect of and uncertainties related to the ongoing volatility in interest rates; (v) our ability to achieve and maintain profitability in the future; (vi) the impact on our business of the regulatory environment and complexities of complying with such environment, including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company's SOL holdings; (viii) our ability to respond to general economic conditions; (ix) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (x) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; and (xi) the risk that the Company's preliminary estimates as of September 30, 2026 differ materially from its final results; (xii) risks relating to CHAD, including that the dividend rate may be adjusted, that dividends are payable only when declared, that CHAD may trade below its stated amount and that staking and validator rewards may be insufficient to support dividend payments; (xiii) other risks and uncertainties more fully described in the section captioned "Risk Factors" in the Company's most recent Annual Report on Form 10-K and other reports we file with the SEC.

As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

SPS and NAV per share are supplemental analytical measures used by management to assess the Company’s treasury strategy and economic exposure attributable to common shareholders. For purposes of this release, NAV reflects the value of SOL and SOL equivalents, plus cash and cash equivalents, less SOL-denominated liabilities, outstanding principal of out-of-the-money convertible debt, other debt, and the aggregate notional amount of preferred equity. NAV per share reflects that amount divided by adjusted common shares outstanding, which includes ordinary shares outstanding, shares underlying restricted stock units and vested options, and applicable dilution from assumed exercise of in-the-money warrants and conversion of in-the-money convertible securities. Related adjustments to NAV reflect assumed warrant exercise proceeds and the removal of debt assumed converted, as applicable, to avoid double counting. SPS expresses the corresponding net SOL exposure per adjusted common share, with the SPS growth comparison applying the updated, liability-adjusted methodology and a SOL reference price to both measurement dates. These measures depend on valuation and capital structure assumptions and do not represent GAAP book value per share, liquidation proceeds, or shareholder investment returns. Preliminary estimates are not audited and remain subject to completion of the Company’s financial close and verification of underlying balances and share counts, and final results may differ materially.

Investor Contact:
ir@defidevcorp.com

Media Contact:
press@defidevcorp.com